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                                                                     Exhibit 3.1

                           ARTICLES OF ORGANIZATION
                                      OF
                          CARMAX AUTO RECEIVABLES LLC

          The undersigned, an individual, does hereby act as organizer in adopting the following Articles of Organization for the purpose of organizing a limited liability company pursuant to the Virginia Limited Liability Company Act.


                                   ARTICLE I
                                     NAME

          Section 1.01    Name.  The name of the limited liability company is
                          ----
CarMax Auto Receivables LLC (the "Company").


                                  ARTICLE II
                                    PURPOSE

          Section 2.01   Purpose. The Company is organized to engage exclusively
                         -------
in the following business and financial activities: (i) to acquire, own, hold, transfer, assign, pledge and otherwise deal with retail automotive installment sale contracts originated or acquired by CarMax Auto Superstores, Inc. or its affiliates (collectively, "CarMax"); (ii) to finance such activities pursuant to
                           ------
trust agreements, pooling and servicing agreements, transfer and administration agreements or other similar agreements (collectively, the "Financing Documents")
                                                           -------------------
providing for, among other things, the issuance of asset-backed notes, asset-backed certificates and other types of securities; (iii) to acquire, own, hold, transfer, assign, pledge and otherwise deal with such asset-backed notes, asset-backed certificates and other types of securities and (iv) to engage in any lawful act or activity and to exercise any power permitted to limited liability companies organized under the Virginia Limited Liability Company Act that is incidental to and necessary or appropriate to accomplish the foregoing.


                                  ARTICLE III
                                  MANAGEMENT

          Section 3.01   Manager.  Management of the Company is vested in a
                         -------
manager. No member is an agent of the Company for the purpose of its business solely by reason of being a member. The initial manager of the Company is CPD, Inc., a Virginia corporation (in such capacity, the "Manager").
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                                  ARTICLE IV
                    REGISTERED OFFICE AND REGISTERED AGENT

          Section 4.01   Registered Office and Registered Agent. The address of
                         --------------------------------------
the initial registered office of the Company, which is located in the City of Richmond, Virginia, is 11 South 12th Street, Richmond, Virginia 23219. The initial registered agent of the Company at such initial registered office is Beverly L. Crump, a resident of Virginia and a member of the Virginia State Bar.


                                   ARTICLE V
                                   ORGANIZER

          Section 5.02   Organizer.  The name and address of the organizer are
                         ---------
Peter E. Kane, One James Center, 901 East Cary Street, Richmond, Virginia 23219.


                                  ARTICLE VI
                           INITIAL PRINCIPAL OFFICE

          Section 6.01   Initial Principal Office.  The mailing address of the
                         ------------------------
initial principal office of the Company is 9954 Mayland Drive, Richmond, Virginia 23233.


                                  ARTICLE VII
                      LIMIT ON LIABILITY; INDEMNIFICATION

          Section 7.01   Definitions.  For purposes of this Article VII, the
                         -----------
following definitions shall apply:

          (a) "Company" means the Company only and no predecessor entity or
               -------
other legal entity.

          (b) "expenses" includes counsel fees, expert witness fees and costs of
               --------
investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.

          (c) "liability" means the obligation to pay a judgment, settlement,
               ---------
penalty, fine or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan.

          (d) "legal entity" means a corporation, limited liability company,
               ------------
partnership, joint venture, trust, employee benefit plan or other enterprise.

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          (e) "proceeding" means any threatened, pending or completed action,
               ----------
suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

          Section 7.02   Limit on Liability.  In every instance in which the
                         ------------------
Virginia Limited Liability Company Act, as it exists on the date hereof or may hereafter be amended or supplemented, permits the limitation or elimination of liability of managers or officers of a limited liability company to the limited liability company or its members, the manager and officers of the Company shall not be liable to the Company or its members to the maximum extent permitted by the Virginia Limited Liability Company Act.

          Section 7.03   Indemnification of Managers and Officers.  To the full
                         ----------------------------------------
extent permitted and in the manner prescribed by the Virginia Limited Liability Company Act and any other applicable law, the Company shall indemnify any manager or officer of the Company who is, was or is threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company or by or on behalf of its members) by reason of the fact that he, she or it is or was a manager or officer of the Company or is or was serving, at the request of the Company, as a director, manager, officer, employee or agent of any other legal entity, or is a fiduciary of any employee benefit plan established at the direction of the Company, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director, manager or officer of a legal entity controlled by the Company shall be deemed service at the request of the Company. The determination that indemnification under this
Section 7.03 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a manager, as provided by law, and, in the case of an officer, as provided in Section 7.04 of this
Article VII; provided, however, that if the manager of the Company has changed
             --------  -------
after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the manager of the Company and such person. The Company shall make advances and reimbursements for expenses incurred by any manager or officer of the Company in a proceeding upon receipt of an undertaking from such manager or officer to repay the same if it is ultimately determined that such manager or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of such manager or officer and shall be accepted without reference to such manager's

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or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a manager or officer acted in such a manner as to make such manager or officer ineligible for indemnification.

          Section 7.04   Indemnification of Others.  The manager of the Company
                         -------------------------
is hereby empowered to cause the Company to indemnify or contract in advance to indemnify any person not specified in Section 7.03 of this Article VII who is, was or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another legal entity, to the same extent as if such person were specified as one to whom indemnification and advancement of expenses shall be granted pursuant to Section 7.03 of this Article VII. The determination that indemnification under this Section 7.04 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the manager of the Company, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 7.03 of this Article VII shall be limited by the provisions of this Section 7.04.

          Section 7.05   Insurance.  The Company may purchase and maintain
                         ---------
insurance to indemnify it against all or any portion of the liability assumed by the Company in accordance with this Article VII and may also purchase and maintain insurance, in such amounts as the manager of the Company may determine, on behalf of any person who is or was a manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another legal entity, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this
Article VII; provided, however, that no person shall be entitled to
             --------  -------
indemnification by the Company to the extent such person is indemnified by an insurer or any other legal entity.

          Section 7.06   Miscellaneous.  The rights of each person entitled to
                         -------------
indemnification hereunder shall inure to the benefit of such person's successors, assigns, heirs, executors and administrators. Special legal counsel selected to make determinations under this Article VII may be counsel for the Company. Indemnification pursuant to this Article VII shall not

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be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Company, and indemnification under policies of insurance purchased and maintained by the Company or others; provided, however, that no person shall be entitled to indemnification by the
--------  -------
Company to the extent such person is indemnified by an insurer or any other legal entity. No amendment, modification or repeal of this Article VII shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal. The provisions of this Article VII shall not be deemed to preclude the Company from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article VII or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article VII, and, to this end, the provisions of this
Article VII are severable. Reference herein to managers, officers, employees or agents shall include former managers, officers, employees and agents.


                                 ARTICLE VIII
                               INTERNAL AFFAIRS

          Section 8.01   Internal Affairs.  The Company will conduct its affairs
                         ----------------
in accordance with the following provisions:

          (a) At least one of the directors of the Manager (the "Independent
                                                                 -----------
Director") shall at all times be a person who (i) is not and has not been within
--------
a period of five years prior to such person's election (i) a direct or indirect legal or beneficial owner of the Company or any Affiliate (as defined below),
(ii) a creditor, supplier, employee, officer, director, family member, manager or contractor of the Company or any Affiliate (excluding, however, service as an independent director of the Manager, the Company or any Affiliate) or (iii) a person who controls (whether directly, indirectly or otherwise) the Company or any Affiliate or any creditor, supplier, employee, officer, director, manager or contractor of the Company or any Affiliate.

          (b) The Company shall maintain its principal executive office separate from the principal executive office of any Affiliate and shall conspicuously identify such office as its office; provided, however, that such office may be
                                    --------  -------
located in separately denoted space at the offices of any Affiliate for which any overhead shall be allocated fairly and reasonably.

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          (c) The Company shall maintain its financial statements, accounting records, limited liability company records, books of account and other documents separate from those of any Affiliate or other entity.

          (d) The Company shall at all times hold itself out to the public (including the creditors of any Affiliate) under the Company's own name as a separate and distinct entity and shall use separate stationary, invoices and checks.

          (e) The Company shall observe all customary formalities regarding its existence as a limited liability company, including holding meetings of or obtaining the consent of its manager, as appropriate, and its members and maintaining current and accurate minute books.

          (f) All business transactions entered into by the Company with any Affiliate shall be on terms and conditions that are not more or less favorable to the Company than terms and conditions available at the time to the Company for comparable transactions with unaffiliated persons and must be approved by the board of directors of the Manager (including the Independent Director).

          (g) The Company shall pay its own expenses, liabilities, indebtedness and obligations, including all administrative expenses and salaries of its employees, from its own separate assets and shall not guarantee or become obligated for the debts of any other legal entity or natural person or hold out its credit as being available to satisfy the obligations of others.

          (h) The Company shall not pledge its assets for the benefit of any legal entity or natural person other than pursuant to or as contemplated by the Financing Documents.

          (i) The Company shall separately identify, maintain and segregate its assets and shall maintain its own bank accounts. Except as otherwise provided in or contemplated by the Financing Documents, the Company shall not commingle its funds with those of any other legal entity or natural person.

          (j) The Company shall not take any action if, as a result of such action, the Company would be required to register as an investment company under the Investment Company Act of 1940, as amended.

          (k) "Affiliate" means any entity other than the Company (i) which is a
               ---------
member of the Company, (ii) more than 50 percent of the outstanding voting securities of which are owned

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beneficially, directly or indirectly, by any entity described in clause (i)
above or (iii) which controls or is controlled by any entity described in clause
(i) above (the terms "control" and "controlled by" having the meanings assigned
                      -------       ----------
to them in Rule 405 under the Securities Act of 1933, as amended).


                                  ARTICLE IX
                            LIMITATIONS ON ACTIONS

          Section 9.01    Bankruptcy.  The Company may not, without the
                          ----------
affirmative vote of 100 percent of its members and the affirmative vote of 100 percent of the board of directors of the Manager (including the affirmative vote of the Independent Director) institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, make any assignment for the benefit of creditors, admit in writing its inability to pay its debts generally as they become due or take any action as a limited liability company in furtherance of any such action. The Independent Director, each member and the Manager shall not, with regard to any act, or failure to act, in connection with any matter referred to in this Section 9.01, owe a fiduciary duty or other obligation to any other member of the Company (except as may specifically be required by the statutory or case law of any applicable jurisdiction). The fiduciary duty or other obligation of the Independent Director, each member or the Manager, as applicable, with regard to any such act, or any such failure to act, shall instead be owed to the Company, including, without limitation, the creditors of the Company. Each member of the Company shall be deemed to have consented to the foregoing by virtue of such member's purchase of membership interests of the Company, no further act or deed of any such member being required to evidence such consent.

          Section 9.02    Debt.  The Company may not incur any debt other than
                          ----
pursuant to or as contemplated by the Financing Documents.

          Section 9.03    Amendments.  The Company may not, without the prior
                          ----------
written consent of each party to the Financing Documents, amend, alter, change or repeal Article II, Article VIII, Article IX or Article X of these Articles of Organization; provided, however, that any such amendment, alteration, change or
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repeal must be approved by 100 percent of the board of directors of the Manager
(including the Independent Director).


                                   ARTICLE X
                                   DURATION

          Section 10.01    Duration.  The Company shall be dissolved and its
                           --------
affairs wound up only upon the unanimous written consent of the members of the
                 ----
Company. The Manager may not, without the affirmative vote of 100 percent of the board of directors of the Manager (including the Independent Director), consent to the dissolution of the Company. If at any time there are no members of the Company, the Company shall not be dissolved and its affairs shall not be wound up if, within 24 months after the occurrence of the event that caused the dissociation of the last remaining member, the personal representative or successor in interest, as applicable, of the last remaining member agrees in writing to continue the Company until the admission of the personal representative or successor in interest, as applicable, of such member or its nominee or designee to the Company as a member, effective as of the occurrence of the event that caused the dissociation of the last remaining member.

          Section 10.01    Dissociation.  A member of the Company shall be
                           ------------
dissociated from the Company only upon the Company's having notice of such
                             ----
member's express will to resign as a member on a later date specified by such member in the notice or, if no later date is specified, the date of such notice. The Manager may not, without the affirmative vote of 100 percent of the board of directors of the Manager (including the Independent Director), resign as a member of the Company. Without limitation, a member shall not be dissociated
                                                           ---
from the Company upon such member's (a) becoming a debtor in bankruptcy, (b) executing an assignment for the benefit of creditors, (c) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of such member or of all or substantially all of such member's property, or (d) failing, within 90 days after the appointment, to have vacated or stayed the appointment of a trustee, receiver or liquidator of such member or of all or substantially all of such member's property obtained without such member's consent or acquiescence, or failing within 90 days after the expiration of a stay to have such appointment vacated.


                              /S/ Peter E. Kane
                              -----------------------------------
                              Peter E. Kane, Organizer
                              May 19, 1999

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